SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2013

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive, Suite 1500, West Palm Beach, Florida 33401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 515-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition

On November 7, 2013, FTI Consulting, Inc. (“FTI Consulting”) issued its press release (the “Press Release”) reporting financial results for the three-month and nine-month periods ended September 30, 2013. The full text of the Press Release (including the accompanying financial tables) is set forth in Exhibit 99.1 and is incorporated by reference herein.

ITEM 7.01. Regulation FD Disclosure

FTI Consulting defines “Segment Operating Income” as a segment’s share of consolidated operating income. FTI Consulting defines “Total Segment Operating Income” as the total of Segment Operating Income for all segments, which excludes unallocated corporate expenses. FTI Consulting uses Segment Operating Income and Total Segment Operating Income for the purpose of calculating “Adjusted Segment EBITDA” (as defined below) and “Total Adjusted Segment EBITDA” (as defined below), respectively.

FTI Consulting defines “Adjusted EBITDA” as consolidated net income before income tax provision, other non-operating income (expense), depreciation, amortization of intangible assets, special charges and goodwill impairment charges, and “Adjusted Segment EBITDA” as a segment’s share of consolidated operating income before depreciation, amortization of intangible assets, special charges and goodwill impairment charges. FTI Consulting defines “Total Adjusted Segment EBITDA” as the total of Adjusted Segment EBITDA for all segments, which excludes unallocated corporate expenses. FTI Consulting uses Adjusted Segment EBITDA to internally evaluate the financial performance of its segments because it believes it is a useful supplemental measure, which reflects current core operating performance and provides an indicator of the segment’s ability to generate cash. FTI Consulting also believes that Adjusted EBITDA, Adjusted Segment EBITDA and Total Adjusted Segment EBITDA, when considered together with the financial results under U.S. generally accepted accounting principles (“GAAP”); provide management and investors with a more complete understanding of its operating results, including underlying trends, by excluding the effects of special charges and goodwill impairment charges. In addition, “EBITDA,” which FTI Consulting defines as consolidated net income before income tax provision, other non-operating income (expense), depreciation and amortization of intangible assets, is a common alternative measure of operating performance used by many of its competitors. EBITDA is also used by investors, financial analysts, rating agencies and others to value and compare the financial performance of companies in FTI Consulting’s industry. Therefore, FTI Consulting also believes that these measures, considered along with the corresponding GAAP measures, provide management and investors with additional information for comparison of its operating results to the operating results of other companies.

FTI Consulting defines “Adjusted Net Income” and “Adjusted Earnings per Diluted Share” as net income and earnings per diluted share, respectively, excluding the impact of special charges, goodwill impairment charges and losses on early extinguishment of debt. FTI Consulting uses Adjusted Net Income for the purpose of calculating Adjusted Earnings per Diluted Share. FTI Consulting uses Adjusted Earnings per Diluted Share to assess total FTI Consulting operating performance on a consistent basis. FTI Consulting believes that Adjusted

Earnings per Diluted Share, when considered together with its GAAP financial results, provides management and investors with a more complete understanding of its business operating results, including underlying trends, by excluding the effects of special charges, goodwill impairment charges and losses on early extinguishment of debt.

Non-GAAP financial measures are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, the information contained in FTI Consulting’s Consolidated Statements of Comprehensive Income. Reconciliations of GAAP to non-GAAP financial measures are included in the accompanying financial tables to the Press Release.

The information included herein, including Exhibit 99.1 furnished herewith, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such filing.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated November 7, 2013, of FTI Consulting, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI Consulting has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: November 8, 2013	By:	/s/ ERIC B. MILLER
Eric B. Miller
Executive Vice President, General Counsel and Chief Risk Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 7, 2013, of FTI Consulting, Inc.